EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM



To the Board of Directors
Incentra Solutions, Inc.

     We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 333-114634 and 333-114605) of Incentra Solutions, Inc.(formerly known as Front Porch Digital, Inc.) of our report dated January 29, 2005, which report appears in this Form 8-K/A Incentra Solutions, Inc. dated February 18, 2005.



                                                     /s/ Considine & Considine

San Diego, California
April 28, 2005